UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 23, 2012

Li3 Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-54303	20-3061907
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

Av. Pardo y Aliaga 699

Of. 802

San Isidro, Lima, Peru

(Address of principal executive offices, including zip code)

(51) 1-212-1880

(Registrant’s telephone number, including area code)

Copy to:

Adam S. Gottbetter, Esq.

Gottbetter & Partners, LLP

488 Madison Avenue, 12th Floor

New York, NY  10022

Phone:  (212) 400-6900

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This report and its exhibits contain “forward-looking statements.” All statements other than statements of historical facts included in this report and its exhibits, including without limitation, statements regarding our financial position, estimated working capital, business strategy, the plans and objectives of our management for future operations and those statements preceded by, followed by or that otherwise include the words “believe,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “target,” “goal,” “plans,” “objective,” “should,” or similar expressions or variations on such expressions are forward-looking statements. We can give no assurances that the assumptions upon which the forward-looking statements are based will prove to be correct. Because forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from the forward-looking statements, including, but not limited to: the results of initial exploration, and the determination by us and POSCAN of whether to pursue any of the contemplated transactions; our ability to raise additional capital to complete exploration, development and commercialization of the Maricunga Project and other opportunities; future findings and economic assessment reports; our ability to obtain the necessary operating permits and environmental approvals; our ability to identify appropriate corporate acquisition and/or joint venture opportunities in the lithium mining sector and to establish the technical and managerial infrastructure and raise the required capital to take advantage of, and successfully participate in, such opportunities; future economic conditions; political stability; and lithium prices. For further information about the risks we face, see “Risk Factors” in Amendment No. 7 to our Registration Statement on Form S-1/A, filed with the Securities and Exchange Commission on March 6, 2012.

Except as otherwise required by the federal securities laws, we disclaim any obligations or undertaking to publicly release any updates or revisions to any forward-looking statement contained in this Report to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Item 1.01 Entry into a Material Definitive Agreement

We are entering into a loan transaction (the “LW Bridge”) pursuant to which LW Emerging Markets Opportunities Master Fund Ltd, which may be deemed to beneficial own more than 5% of our outstanding common stock (“LWEMOMF”), and LW Latin America Short Duration Fund (collectively, the “Lenders”) are loaning an aggregate of up to $400,000 to us in exchange for 15% promissory notes due April 30, 2012 (the “Bridge Notes”). On March 23, 2012, LWEMOMF funded $300,000 of the LW Bridge, and we issued a Bridge Note to LWEMOMF to reflect such loan.

While no additional terms of the LW Bridge have yet been agreed to, among other things, we anticipate agreeing that: (a) we shall prepay the Bridge Notes out of the proceeds of our next debt or equity financing raising in excess of $2 million; (b) we shall also prepay up to 75% of the outstanding balance of our zero-coupon notes due June 30, 2012, in the aggregate face amount of $1,677,438 (the “Z-C Notes”); and (c) the Lenders shall receive three-year warrants (“Bridge Warrants”) exercisable to purchase an aggregate of 1,000,000 shares of Common Stock at an exercise price of $0.10 per share (subject to customary anti-dilution provisions). We have agreed to pay an arranger fee of five percent of the gross proceeds from the LW Bridge.

[Signature page follows.]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Li3 Energy, Inc.

Dated: March 29, 2012	By:	/s/ Luis Saenz
Name: Luis Saenz
Title: Chief Executive Officer